SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

	Preliminary Proxy Statement	Confidential, For Use of the

	Definitive Proxy Statement	Commission only (as permitted

	Definitive Additional Materials	by Rule 14a-6(e)(2))

Soliciting Materials Under Rule 14a-12

1ST CONSTITUTION BANCORP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

N.A.

(2)	Aggregate number of securities to which transaction applies:
N.A.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N.A.

(4)	Proposed maximum aggregate value of transaction:
N.A.

(5)	Total fee paid:
N.A.

Fee paid previously with preliminary materials:
N.A.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

N.A.

(2)	Form, Schedule or Registration Statement No.:

N.A.

(3)	Filing Party:

N.A.

(4)	Date Filed:

N.A.

SCHEDULE 14A
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2002
GENERAL PROXY STATEMENT INFORMATION
PROPOSAL 1—ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PROPOSAL 2 APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS
PROPOSAL 3 – AUTHORIZATION OF COMMON STOCK AND PREFERRED STOCK
PROPOSAL 4 — RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
OTHER MATTERS
ADDITIONAL INFORMATION
Exhibit A
Exhibit B
Exhibit C

1ST CONSTITUTION BANCORP
P.O. Box 634
2650 Route 130 North
Cranbury, New Jersey 08512

To Our Shareholders:

         You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of Shareholders of 1st Constitution Bancorp (the “Company”) to be held on Thursday, May 16, 2002, at 3:30 p.m., at the main office of the Bank, 2650 Route 130 North, Cranbury, New Jersey.

         At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

(1)	The election of five Directors to the Company’s Board of Directors. If the Proposal to establish a classified Board of Directors (Proposal 2) is approved, the five Directors will be elected to serve for a period of one to three years and until their successors shall have been elected and qualified. If Proposal 2 is not approved, all five Directors will be elected as Directors for a term of one year;

(2)	An amendment to the Certificate of Incorporation to establish a classified Board of Directors, comprised of three classes, each class to serve for three years;

(3)	An amendment to the Certificate of Incorporation to (a) increase the total number of authorized shares of Common Stock from 10,000,000 to 15,000,000 and (b) authorize the issuance of up to 5,000,000 shares of “blank check” Preferred Stock with such rights and preferences as the Board of Directors may determine;

(4)	The ratification of the selection of KPMG LLP as independent auditor of the Company for the 2002 fiscal year; and

(5)	Such other business as shall properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors of the Company believes that each of the proposals being submitted to the shareholders is in the best interest of the Company and its shareholders and urges you to vote in favor of each of these proposals.

Very truly yours,

/s/Robert F. Mangano Robert F. Mangano President and Chief Executive Officer

Cranbury, New Jersey March 21, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A STAMPED SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE

1ST CONSTITUTION BANCORP
P.O. Box 634
2650 Route 130 North
Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2002

         Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of Shareholders of 1st Constitution Bancorp (the “Company”) will be held at the main office of the Company, 2650 Route 130 North, Cranbury, New Jersey on Thursday, May 16, 2002, at 3:30 p.m., for the purpose of considering and voting upon the following matters:

(1)	The election of five Directors to the Company’s Board of Directors. If the Proposal to establish a classified Board is approved, the five Directors will be elected to serve for a period of one to three years and until their successors shall have been elected and qualified. If Proposal 2 is not approved, all five Directors will be elected as Directors for a term of one year;

(2)	An amendment to the Certificate of Incorporation to establish a classified Board of Directors, comprised of three classes, each class to serve for three years;

(3)	An amendment to the Certificate of Incorporation to (a) increase the total number of authorized shares of Common Stock from 10,000,000 to 15,000,000 and (b) authorize the issuance of up to 5,000,000 shares of “blank check” Preferred Stock with such rights and preferences as the Board of Directors may determine;

(4)	The ratification of the selection of KPMG LLP as independent auditor of the Company for the 2002 fiscal year; and

(5)	Such other business as shall properly come before the Annual Meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 21, 2002 are entitled to notice of and to vote at the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, it is suggested that the enclosed Proxy be executed and returned to the Company. You may revoke your Proxy at any time prior to the exercise of the Proxy by delivering to the Company a later Proxy or by delivering a written notice of revocation to the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Robert F. Mangano

ROBERT F. MANGANO President and Chief Executive Officer

Cranbury, New Jersey March 21, 2002

IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

         You are urged to sign and return the enclosed Proxy to the Company promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

         The date of this Proxy Statement is March  21, 2002.

1ST CONSTITUTION BANCORP
P.O. Box 634
2650 Route 130 North
Cranbury, New Jersey 08512

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 16, 2002

GENERAL PROXY STATEMENT INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use in the Company’s Annual Meeting to be held on May 16, 2002, at 3:30 p.m., at the main office of the Company, 2650 Route 130 North, Cranbury, New Jersey (the “Annual Meeting”).

         The first date on which this Proxy Statement and the enclosed form of Proxy are being sent to the shareholders of the Company is on or about March  21, 2002.

         1st Constitution Bank is a subsidiary of the Company and is sometimes referred to as the “Bank”.

         The following is a summary of certain information contained in this Proxy Statement. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement. Shareholders should carefully read this Proxy Statement.

Outstanding Securities and Voting Rights

         The close of business of the Company on March 21, 2002, has been fixed by the Board of Directors as the record date and hour for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only shareholders of record as of that date and hour will be entitled to notice of, and to vote at, the Annual Meeting.

         On the Record Date, 1,397,895 shares of Common Stock were issued and outstanding and eligible to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote per share at the Annual Meeting.

         If a proxy is properly signed by a shareholder and is not revoked, the shares represented thereby will be voted at the Annual Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (a) “FOR” the election of five directors named below; (b) “FOR” the amendment to the Certificate of Incorporation to establish a classified Board of Directors, comprised of three classes, each class to serve for three years; (c) “FOR” the amendment of the Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 10,000,000 to 15,000,000 and authorize the issuance of up to 5,000,000 shares of “blank check” Preferred Stock with such rights as to the Board of Directors may determine; (d) “FOR” the ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002 and (e) in connection with the transaction of such other business as may properly be brought before the meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion, unless the shareholder otherwise specifies in the Proxy.

         At the Annual Meeting, unless otherwise required by the New Jersey Business Corporation Act or the Company’s Certificate of Incorporation, the affirmative vote of a plurality of the shares voted is required to elect a director and the affirmative vote of a majority of the shares voted is required to approve Proposals 2, 3 and 4. Votes will NOT be considered cast if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, directions are given in a written proxy to withhold votes, or if the votes are withheld by a broker. Votes cast, either in person or by proxy, will be tabulated by Registrar & Transfer Company, our transfer agent.

Revocability of Proxies

         Any shareholder giving a Proxy has the right to attend and vote at the Annual Meeting in person. A Proxy may be revoked prior to the Annual Meeting by sending written notice of revocation or a duly executed Proxy bearing a later date to the Company at 2650 Route 130 North, Cranbury, New Jersey 08512, Attention: Corporate Secretary. A Proxy may be revoked at the Annual Meeting by filing written notice of such revocation with the Secretary of the Annual Meeting prior to the voting of such Proxy.

Solicitation of Proxies

         This proxy solicitation is being made by the Board and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and employees of the Company, who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Common Stock held of record by such persons and the Company will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

PROPOSAL 1—ELECTION OF DIRECTORS

         Under the current charter documents, all directors of the Company are elected annually unless no annual meeting of shareholders’ is held, in which event the directors serve until their successors are duly elected and qualified. However, if the classified board of directors proposal (Proposal 2) to be voted on at this Annual Meeting is approved by the shareholders, three separate classes of directors, designated as Class I, Class II and Class III, will be elected at the Annual Meeting. The one Director nominated for Class I will serve for a one-year term expiring in 2003, the two directors nominated for Class II will serve for a two–year term expiring in 2004, and the two directors nominated for Class III will serve for a three-year term expiring in 2005, and in each case until their successors shall be duly elected and qualified. At each annual meeting of shareholders subsequent to the Annual Meeting one class of directors will be elected to succeed those directors in the class whose terms then expire, for terms expiring at the third succeeding annual meeting of shareholders. All of the nominees are currently directors of the Company whose term as directors expires at the Annual Meeting. If Proposal 2 is not approved, 5 Directors will be elected at the Annual Meeting as one class, each Director to hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

         The number of nominees was determined by the Board of Directors pursuant to the Company’s By-Laws. If, for any reason, any of the nominees becomes unavailable for election or service on the Board, the proxy solicited by the Board will be voted for such substituted nominee(s) as is (are) selected by the Board or the size of the Board may be reduced. The Board believes that the named nominees are available, and, if elected, will be able to serve.

DIRECTORS AND EXECUTIVE OFFICERS

         The names of the nominees for election to the Board, the class into which such Director will be elected if Proposal 2 is approved, and certain information about them are set forth in the following table. The following table also lists the executive officers of the Company and the position they held with the Company.

Name and Position with
the Company (other than
Director)	Age	Class	Director Since	Principal Occupation

Charles S. Crow, III	52	I	1999	Attorney, Crow & Associates,

				Princeton, NJ

Edward D. Knapp,	67	III	1999	Chairman of the Board and Loan

Chairman of the Board				Review Officer of 1st Constitution

				Bank/Cranbury, NJ

Robert F. Mangano,	56	III	1999	President and Chief Executive

President and Chief				Officer, 1st Constitution

Executive Officer				Bank/Cranbury, NJ

William M. Rue, C.P.C.U.	54	II	1999	President, Rue Insurance/Trenton, NJ

Frank E . Walsh, III	34	II	1999	V.P., Jupiter Capital Management/Morristown, NJ

Joseph M. Reardon, Vice	49		N.A.	Vice President and Treasurer 1st

President and Treasurer				Constitution Bank/Cranbury, NJ

Directors

         Set forth below is the name of, and certain biographical information regarding, the directors of the Company.

         Charles S. Crow, III is a partner in the law firm of Crow & Associates in Princeton, New Jersey since December 1, 1998 and prior to that was a partner in the law firm of Crow & Tartanella in Somerset, New Jersey from January 1, 1992 to November 30, 1998.

         Edward D. Knapp is the Chairman of the Board and has been Chairman of the Bank since 1995. He is the Loan Review Officer of the Bank. He is the retired President and Chief Executive Officer of First Fidelity Bank, N.A., New Jersey. He began his career at First Fidelity in 1956, was elected its president in 1978, and retired in 1990.

         Robert F. Mangano is the President and Chief Executive Officer of the Company and of the Bank. Prior to joining the Bank in 1996, Mr. Mangano was President and Chief Executive Officer of Urban National Bank, a community bank in the northern part of New Jersey for a period of three years and a Senior Vice President of another bank for one year. Prior to that he held a senior position with the Midlantic Corporation for 21 years. He is a Director of the Englewood Hospital Medical Center and serves as Vice Chairman of the Board. Mr. Mangano is on the Executive Board of the George Washington Council of the Boy Scouts of America and has served as Treasurer of the John Harms Theater.

         William M. Rue, C.P.C.U. is President of Rue Insurance in Trenton, New Jersey. He is also a director of Selective Insurance Group. He has been a Chartered Property Casualty Underwriter since 1972 and an Associate in Risk Management since 1994. Mr. Rue also serves as a trustee of Rider University and a director of the Robert Wood Johnson University Hospital at Hamilton. He is a member of the Cranbury Township Zoning Board of Adjustment.

         Frank E. Walsh, III has been a Vice President of Jupiter Capital Management (“Jupiter”) based in Morristown, New Jersey, since 1991. Jupiter, and its affiliated entities, make investments across numerous asset classes for their clients. Prior to joining Jupiter, Mr. Walsh was an analyst for Kidder Peabody, Inc., in New York City. In addition to the Company’s Board, Mr. Walsh serves as a director for several other charitable and for-profit boards.

         No Director of the Company is also a director of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

         All of the above directors of the Company also serve as directors of the Bank.

Other Position

         Set forth below is the name of, and certain biographical information regarding, the additional principal officer of the Company who does not also serve as a director of the Company.

         Joseph M. Reardon is the Vice President and Treasurer of the Company and the Bank. Prior to joining the Bank in May 2000, Mr. Reardon held financial executive positions with a number of firms including most recently 13 years with B.M.J. Financial Corp., a bank holding company ending in April 1997. Mr. Reardon briefly retired from April 1997 to April 1998. He came out of retirement to act as chief financial officer of the New Jersey State Aquarium at Camden, a position he held until April 2000.

Board Meetings; Committees of the Board

         The Board held 4 meetings during 2001. The full Board functions as the Nominating Committee of the Company. During 2001, the Company appointed an Audit Committee, which held 1 meeting in 2001. Each director attended at least 75% of all meetings of the Board and all committees to which he was assigned. There are no other standing committees of the Board of Directors.

Audit Committee. The Audit Committee periodically reviews the Company’s auditing practices and procedures and makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices and recommends independent auditors for the Company.

Members: Charles S. Crow, III, William M. Rue and Frank E. Walsh, III.

STOCK OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock as of March 21, 2002 by each Director, by all Directors and Executive Officers as a group, and by any individual or group owning 5% or more of the Company’s Common Stock. Except as set forth in the table, the Company knows of no person or group that beneficially owns 5% or more of the Company’s Common Stock. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Company Common Stock.

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned (a)		Stock

Charles S. Crow, III	5,637	(b)	*

Edward D. Knapp	25,676	(c)	1.8%

Robert F. Mangano	75,704	(d)	5.1%

William M. Rue, C.P.C.U.	42,651	(e)	3.0%

Frank E. Walsh, III	65,713	(f)	4.7%

Greater Community Bancorp	77,829	(g)	5.5%

All Directors and Executives Officers of the Company as a Group (5 Persons)	215,381	(h)	14.5%

(a)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial interest” set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as individual, as well as other securities as to which the individual has or shares voting investment power. Beneficial ownership may be disclaimed as to some of the shares. A person is also deemed to beneficially own shares of Company Common Stock which such person does not own but has a right to acquire presently or within the next sixty (60) days.

(b)	Includes options to purchase 2,315 shares of Company Common Stock, 1,214 shares of Company Common Stock held by Crow & Tartanella Profit Sharing Plan and 1,214 shares of Company Common Stock held by Crow Family Associates, LLC and excludes options for 525 shares which will vest on December 20, 2002.

(c)	(i) Includes 5,344 shares of Company Common Stock held by Mr. Knapp’s wife, options to purchase 5,788 shares of Company Common Stock, of which 3,472 are currently exercisable and included in the table, and a grant of 1,102 shares of Restricted Stock, of which 262 has vested and is included in the table, the balance is subject to vesting based on continued service, and (ii) excludes 1,525 shares of restricted stock granted December 20, 2001, subject to vesting over 4 years.

(d)	Mr. Mangano owns 5,129 shares directly. The amount in the table also includes options to purchase 70,575 shares of Company Common Stock and excludes options to acquire 4,630 shares of Company Common Stock that are not currently exercisable.

(e)	(i) Includes 3,011 shares of Company Common Stock held by or on behalf of Mr. Rue’s children and includes options to purchase 2,315 shares of Company Common Stock, and (ii) excludes option for 525 shares which will vest on December 20, 2002.

(f)	(i) Includes 62,163 shares of Company Common Stock owned by Waterville Partners, L.P., over which Mr. Walsh may be deemed to have beneficial ownership and includes options to purchase 2,315 shares of Company Common Stock and (ii) excludes options to purchase 525 shares which will vest December 20, 2002.

(g)	Based on Form 13G and filed by such person on November 6, 2001.

(h)	Includes options to purchase 80,992 shares of Company Common Stock.

*	less than 1%

EXECUTIVE COMPENSATION

         The following table is a summary of certain information concerning compensation during the last three fiscal years paid to the Company’s President and Chief Executive Officer (the only executive officer whose total cash compensation exceeded $100,000).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation

						Securities
Name and Principal				Other Annual		underlying Stock	Other
Position	Year	Salary and Bonus		Compensation		Option Grants	Compensation

Robert F. Mangano,	2001	$338,170	(1)	$11,085	(2)	—	$12,206 (4)

President and Chief

Executive Officer

	2000	$274,000	(1)	$11,032	(2)	—	—

	1999	$270,000	(1)	$10,552	(2)	11,576 (3)	—

(1)	Includes bonus accrued for services performed in the year indicated but paid in the following year.

(2)	Includes the value of life insurance in excess of $50,000 and an annuity contract.

(3)	As adjusted for a 5% stock dividend declared on December 20, 2001.

(4)	Represents Company contribution under 401(k) Plan.

During 2001, no stock options were granted or exercised by, and no restricted stock was awarded to, the person named in the table.

Director Compensation

         Non-employee directors of the Company do not receive a cash fee based upon Board and/or committee meetings attended; however, such non-employee directors who are directors of the Board of the Bank were compensated for services rendered in that capacity in 2000 at the rate of $250 per Bank Board meeting and $250 per committee meeting attended. The Company paid a total of $11,750 to its non-employee directors for 2001. During 2001, the Company granted 1,575 shares of Restricted Stock to Edward D. Knapp, Chairman of the Board, and granted options to acquire 525 shares of Common Stock to each of the non-employee directors under the Plan and Directors Plan, respectively, discussed below and in each case subject to vesting based on continued service and adjusted for the stock dividend declared on December 20, 2001.

Employment Agreements

         The Company entered into a three year employment agreement with Mr. Mangano, its President and Chief Executive Officer, dated as of April 22, 1999 (the “Employment Agreement”). The term of the employment agreement is subject to automatic one year extensions unless terminated. The Employment Agreement provided for a base salary of $180,000 per annum or such higher rate as the Board may thereafter establish. The Employment Agreement also provides for: (i) participation by Mr. Mangano in the Company’s stock option plans, (ii) the creation of a bonus plan for Mr. Mangano, and (iii) participation in the Company’s employee benefit plans. The Employment Agreement may be terminated in the event of the death or Disability (as defined in the Employment Agreement) of Mr. Mangano or for Just Cause (as defined in the Employment Agreement). The Employment Agreement further provides for the payment of certain amounts to Mr. Mangano upon a change of control of the Company, as more fully described in such agreement. Mr. Mangano is subject to a covenant not to compete for one year following the termination or discontinuation of his employment with the Company.

Stock Option Plans

         (a)  Key Employee Plan and 1996 Stock Option Plan.

         The Bank’s 1990 Employee Stock Option Plan for Key Employees, as amended (the “Key Employee Plan”), was adopted by the Board of the Bank and approved by the shareholders of the Bank in March 1990. The Bank’s 1996 Employee Stock Option Plan (the “Stock Option Plan”) was adopted by the Board and approved by the shareholders in March 1997. In 1999 as part of the formation of the bank holding company, the Key Employee Plan and the Stock Option Plan (collectively, the “Option Plans”) was each amended so that no further grants may be made under the Option Plans. In addition, each Option Plan was amended to provide that each option to purchase one share of Bank Common Stock was converted into an option to purchase one share of Company Common Stock and that such plans will be administered by a committee of the Board of Directors of the Company rather than a committee of the Board of Directors of the Bank.

         As of the date of this Proxy Statement, options for 38,524 shares (as adjusted for all stock dividends) were outstanding under the Key Employee Plan, and options for 55,868 shares (as adjusted for all stock dividends) were outstanding under the Stock Option Plan.

         (b)  Employee Stock Option Plan

         The Employee Stock Option and Restricted Stock Plan (the “Plan”) was adopted by the Board of the Company and approved by the shareholders in April 2000. Under the Plan, the Company may issue stock options (“Options”) for up to 220,500 shares of its Common Stock (“Shares”) to eligible employees, independent contractors, agents and consultants of the Company and its subsidiaries, but excluding non-employee directors of the Company, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders. The Company may also issue shares of Company Common Stock under the Plan (the “Restricted Stock”) as a bonus to any employee for such consideration as determined by the committee in accordance with applicable laws.

         The Plan is administered by a committee of the Board of the Company, which consists of all members of the Board who are not eligible to receive options under the Plan and who are outside directors. The committee determines the terms of each grant under the Plan. Under the Plan, the option price must equal the fair market value of the Company Common Stock at the time of grant, and the term of any option cannot exceed 10 years from the date of the grant. The number of shares of Company Common Stock covered by the Plan, and the amount and option price for each outstanding option shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company Common Stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

         As of the date of this Proxy Statement, options for 5,767 shares (as adjusted for all stock dividends) were outstanding under the Plan and 2,625 shares of Restricted Stock, subject to vesting based on continued service, have been granted under the Plan.

         (c)  Directors Plan

         The Board has adopted a Directors Stock Option and Restricted Stock Plan for nonemployee directors (the “Directors Plan”). The Directors Plan provides for options to purchase a total of not more than 57,881 shares of Company Common Stock by nonemployee directors of the Company and its subsidiaries, including the Bank. As of the date of this Proxy Statement, options for 26,488 shares (as adjusted for all stock dividends) were outstanding under the Directors Plan.

         The Directors Plan is administered by a committee of the Board of the Company, comprised of two (2) members of the Board who are outside directors, which determines the terms of each grant under such Directors Plan. Under the Directors Plan, the option price must equal the fair market value of the Company Common Stock at the time of grant, and the term of any option cannot exceed 10 years from the date of the grant. The number of shares of Company Common Stock covered by the Directors Plan, and the amount and option price for each outstanding option shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company Common Stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Report of the Audit Committee of the Board of Directors

         The Audit Committee of the Board of Directors of the Company is comprised of three independent directors appointed by the Board of Directors (each of whom is independent under applicable rules of the National Association of Securities Dealers) and operates under a charter which was adopted in 2001 (see Exhibit A to this Proxy Statement). The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent accountants.

         Management is responsible for the Company’s internal accounting and financial controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board.

         In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent accountants to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee’s review included discussion with the outside accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         With respect to the Company’s outside accountants, the Committee discussed with KPMG LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and whether the additional services provided by KPMG LLP to the Company were compatible with maintaining their independence. The Committee determined that such services were so compatible.

         Finally, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

         On the basis of the foregoing described reviews and discussions, the Committee recommended to the Board of Directors that the Board approve for inclusion of the Company’s audited financial statements in the Company’s Annual Report in Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         Members of the Audit Committee

         Charles S. Crow, III, William M. Rue and Frank E. Walsh, III

Audit and Related Fees

         Audit Fees. The aggregate fees billed by KPMG LLP for professional services for the audit of the Company’s annual consolidated financial statements for fiscal 2001 and the review of the financial statements included in the Form 10-QSB for fiscal 2001 were $56,600.

         Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP to the Company for financial information systems design and implementation fees for fiscal 2001.

         All Other Fees. The aggregate fees billed to the Company for all other services rendered by KPMG LLP for fiscal 2001 were $12,500. Such services pertained the review of the financial statements included in the Form 10-SB. The Audit Committee has considered the compatibility of non-audit services with the accountants’ independence.

Certain Transactions with Management

         The Company, through its subsidiary the Bank, has had, and expects in the future to have, banking transactions in the ordinary course of business with its directors and executive officers (and their associates) on substantially the same terms as those prevailing for comparable transactions with others. William M. Rue, a director of the Company and the Bank and a shareholder of the Company, owns 25% of a real estate partnership which is subject to a mortgage in favor of the Bank. All loans by the Bank to such persons (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, the Bank had total loans and loan commitments outstanding to directors and executive officers and their affiliates of approximately $3.9 million, or approximately 22.3% of total shareholder’s equity at that date.

         During 2001, Constitution Center, LLC sold, to an independent third-party, the building in which the Company and the Bank lease their respective principal offices. The sale of the building was subject to the existing lease of the Bank and the Company. Constitution Center, LLC, is a limited liability company of which certain Company and Bank directors are members. William M. Rue, a director of the Company and the Bank, and a shareholder of the Company is the owner of a 1% interest in the Constitution Center, LLC. The aggregate monthly rental paid for the principal offices during 2001 was $17,157 plus real estate taxes and certain common space charges. Mr. Rue is also the President of Rue Insurance which provides property, liability, workers compensation and health insurance for the Bank.

Required Vote

         Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by Proxy.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ITS NOMINEES FOR DIRECTOR.

PROPOSAL 2
APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS

         The Company’s Board of Directors has unanimously approved and recommended that the shareholders of the Company adopt an amendment to Article Sixth to the Certificate of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office (the “Classified Board Proposal”).

         The Company’s By-Laws now provide that all directors are to be elected annually for a term of one year. New Jersey law permits provisions in a certificate of incorporation or by-law approved by stockholders that provide for a classified board of directors. The proposed classified board amendment to the Certificate of Incorporation, described in Exhibit B to this Proxy Statement, and conforming amendments to the By-Laws would provide that directors will be classified into three classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the 2003 Annual Meeting; another class would hold office initially for a term expiring at the 2004 Annual Meeting; and another class would hold office initially for a term expiring at the 2005 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. See “Election of Directors” as to the composition of each class of directors if this proposal is adopted.

         Under New Jersey law, directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. Accordingly, if the classified board proposal is approved by the stockholders, conforming By-Law provisions will be implemented. Presently, all directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority of the vote cast by holders entitled to vote for the election of directors. Cumulative voting is not authorized by the Certificate of Incorporation.

         The Board believes that classification of the Board will promote continuity of membership and stability of management and policies. Following adoption of the classified Board structure, at any given time at least approximately two-thirds of the members of the Board will generally have had experience as directors of the Company. The Board believes that this will facilitate long-range business planning, strategic planning and policy making and will have a positive impact on customer and employee loyalty. In particular, the Company believes that a classified Board of Directors will permit the Company to more effectively represent the interests of all of its stockholders in a variety of situations, including responding to circumstances which might be created by demands or actions of a single stockholder or stockholder group, than might be the case if the Board of Directors were not classified and a measure of continuity from year to year were not thereby assured.

         The proposed classified Board amendment will have the effect of making it more difficult for stockholders to change the composition of the Board in a relatively short period of time since at least two annual meetings will be required to be held in order to effect a change in the majority of the members of the Board. In addition, the classification of the Board may result in the then incumbent directors of the Company retaining their positions even though a person holding a majority of shares might desire a change.

Required Vote

         In order to be adopted, this proposal must receive the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS.

PROPOSAL 3 – AUTHORIZATION OF COMMON STOCK AND PREFERRED STOCK

         The Company’s Board of Directors has unanimously approved and recommended that the shareholders of the Company adopt an amendment to Article Third to the Certificate of Incorporation to (a) increase the total number of authorized shares of Common Stock from 10,000,000 to 15,000,000 and (b) authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as the Board may determine (the “Stock Proposal”). The Board of Directors believes that increasing the number of shares of Common Stock authorized for issuance and authorizing the Board to issue “blank check” preferred stock will provide additional flexibility and enable the Company to raise capital and accomplish other corporate objectives in response to market conditions or growth opportunities as and when they become available.

Increase in Number of Shares of Common Stock Authorized for Issuance

         It is proposed to increase the number of shares of Common Stock authorized for issuance from 10,000,000 to 15,000,000 shares. The proposed increase in the number of shares authorized for issuance will provide the Company with the flexibility necessary to enable it to (a) raise additional capital through one or more public offerings or private placements of shares of Common Stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of Common Stock, (b) acquire additional assets or businesses by using shares of Common Stock for a portion or all of the consideration paid to sellers; (c) attract and retain directors, officers, and key employees and motivate such persons to exert their best efforts on behalf of the Company by issuing options to acquire shares of Common Stock or shares of restricted Common Stock (d) make stock dividends to existing stockholders. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock could be an important factor in the Company’s ability to raise capital and is appropriate and in the best interest of the Company and its shareholders. Upon the adoption by the shareholders of the proposed amendment to the Certificate of Incorporation and the filing of a Certificate of Amendment with the New Jersey Department of the Treasury, the authorized shares of Common Stock will be available for issuance by action of the Board of Directors for any of the reasons described above or for any other corporate purpose. Except as provided under New Jersey law or as may be required by the rules of the National

Association of Security Dealers for Nasdaq National Market securities, no further shareholder approval will be required before the Company can complete any of the transactions.

Authorization of Preferred Stock

         Currently, the Company is not authorized to issue preferred stock. If the amendment is adopted by the shareholders of the Company, the shares of preferred stock will be available for issuance from time to time for such purposes and consideration as the Board may approve. No further vote of the shareholders of the Company will be required, except as provided under New Jersey law or the rules of the National Association of Security Dealers for Nasdaq National Market securities. The Board of Directors believes that it is advisable to increase the Company’s authorized capital to include a class of preferred stock in order to increase the Company’s flexibility to engage in preferred stock financings that the Board of Directors believes are favorable to the Company.

         The Company’s preferred stock would be “blank check” preferred stock and may have such terms, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and other rights, preferences and limitations, as determined by the Board in its sole discretion. The Board also has the sole authority to issue such shares of preferred stock to whomever and for whatever purposes it may deem appropriate.

Potential Effects of the Proposed Amendment

         In deciding whether to issue additional shares of Common Stock or shares of preferred stock, the Board of Directors will carefully consider the terms of such capital stock and the effect of the issuance on the operating results of the Company and it existing shareholders. With the exception of stock dividends, issuances of Common Stock or one or more series of preferred stock may result in dilution to the investments of existing shareholders. In addition, issuances of Common Stock or preferred stock could be used to discourage or make it more difficult for a person to acquire control of the Company or remove management. The Board of Directors did not propose this amendment for the purpose of discouraging mergers or changes in control of the Company.

         In accordance with the bank holding company regulations, Greater Community Bancorp has made an application to acquire up to 9.9% of the Common Stock of the Company. The Company is not aware of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation, or otherwise.

         The text of the Article Third as it would read assuming adoption of the Stock Proposal is set forth under “Stock Amendment” on Exhibit C attached hereto. Shareholders are urged to read Exhibit C carefully.

         The Board has no present intention of issuing any shares of Common Stock or preferred stock. None of the Directors and executive officers of the Company has any financial or other personal interest in the Stock Proposal.

Required Vote

         The adoption of the Stock Proposal requires the affirmative vote of a majority of the votes cast by shareholders of Common Stock entitled to vote thereon.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE STOCK PROPOSAL.

PROPOSAL 4 — RELATIONSHIP WITH INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

         The firm of KPMG LLP, independent certified public accountants, has audited the books and records of the Company for 2001. The Board has selected KPMG LLP as the Company’s independent certified public accountants for the 2002 fiscal year. This nomination is being presented to the stockholders for ratification at the Annual Meeting. KPMG LLP has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Required Vote

         The affirmative vote of the majority of votes cast is required to ratify the Board’s selection.

         THE BOARD UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF AUDITORS.

OTHER MATTERS

         The Board is not aware of any other matters that may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the Proxy to vote on any such matters in accordance with the recommendation of the Board.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2001 all filing requirements applicable to its officers, directors and 10% beneficial owners were met.

No Incorporation by Reference

         In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the “Report of the Audit Committee” specifically is not incorporated by reference into any other filings with the SEC.

         The Proxy Statement is sent to you as part of the proxy materials for the 2002 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of the Company’s Common Stock.

Shareholder Proposals

         Proposals of shareholders to be included in the Company’s 2003 proxy material must be received by the Secretary of the Company no later than November 21, 2002.

         Shareholders are urged to sign the enclosed Proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors

/s/Robert F. Mangano

Robert F. Mangano President and Chief Executive Officer

A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 ACCOMPANIES THIS PROXY STATEMENT. THIS REPORT IS A COMBINED REPORT WITH THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-KSB UPON PAYMENT OF A REASONABLE FEE, UPON RECEIPT OF A REQUEST ADDRESSED TO THE CORPORATE SECRETARY, 1ST CONSTITUTION BANCORP, 2650 ROUTE 130 NORTH, CRANBURY, NEW JERSEY 08512.

Exhibit A

AUDIT COMMITTEE CHARTER

1st CONSTITUTION BANCORP
A New Jersey Corporation

Purpose of Audit Committee (Mission Statement)

•	Oversight of the financial reporting process, the system of internal controls and the audit process

•	Provide a communication link to the board of directors as to the above matters.

Roles and Responsibilities of the Audit Committee (Scope of Activities)

•	Assist in the formation of and review the ongoing adequacy of the Company’s internal control structure

•	Assist in the formulation of and review the activities, organization structure and qualifications of the internal audit function

•	Review the external auditors’ proposed audit scope and approach

•	Conduct a review of the financial statements, including Management’s Discussion and Analysis, and audit findings, including any significant suggestions for improvements provided to management by the external auditors

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements

•	Review interim financial reports

•	Review the performance of the external auditors

•	Review the external auditors’ fee arrangement

•	Recommend appointment of the external auditors

•	Review management’s monitoring of compliance with the Company’s code of corporate conduct

•	Review, with the Company’s counsel, any legal matters that could have an impact on the Company’s financial statements

•	Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission

•	Review the policies and procedures in effect for the review of officers’ expenses and perquisites

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist

•	Perform other oversight functions as requested by the full board

Reporting Responsibilities

•	Regularly update the board of directors about committee activities

Committee Organization

•	The committee shall consist of at least three of the outside members of the Board of Directors, one of which shall be designated as the chairperson

•	The committee shall meet quarterly

Exhibit B

CLASSIFIED BOARD OF DIRECTORS

ARTICLE SIXTH OF THE CERTIFICATE OF INCORPORATION
OF
1ST CONSTITUTION BANCORP

         SIXTH:     (A) The Board of Directors of the Corporation shall consist of such number of directors as is determined pursuant to the by-laws of the Corporation fixed from time to time by a vote of the majority of the directors then in office (such number is hereafter, “the authorized number”).

                           (B) The Board of Directors shall consist of three classes: Class I, Class II and Class III. The number of directors in each class (each of which classes shall have not less than one director) shall consist as nearly as may be possible, of one-third of the authorized number of directors.

                           (C) At the annual meeting of stockholders approving the adoption of the provisions of this Article SIXTH, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. Notwithstanding the foregoing, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class pursuant to Paragraph (B) of this Article SIXTH immediately prior to such change, the following rules shall apply:

(i) Each director shall nevertheless continue as a director of the class of which he is a member until the earlier of the expiration of his current term or his earlier death, resignation or removal;

(ii) At each subsequent election of directors, if the number of directors in the class whose term of office then expires is less than the number then allowed to that class, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation;

(iii) At each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class, the Board of Directors shall designate one or more of the directorships then being elected as directorships of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes;

(iv) In the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeds the number then allocated to that class, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class;

(v) In the event of any increase in the authorized number of directors, the new directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the provisions of Paragraph (B) of this Article SIXTH, as such provisions apply to the number of directors authorized immediately following such increase; and

(vi) Designations of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under clauses (iii), (iv) and (v) of this Paragraph (C)

shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to such class.

                           (D) Notwithstanding the provisions of this Article SIXTH, each director shall serve until his successor is elected and qualified or until his death, resignation or removal. No director may be removed at any time prior to his death or resignation or the expiration of his term of office without the affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of the Common Stock of the Corporation entitled to vote and voting separately as a class.

                           (E) Elections of directors need not be by ballot unless the by-laws of the Corporation so provide.

                           (F) The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee which shall have and may exercise all the authority of the Board except as otherwise expressly provided by law, and one or more other committees which shall have such authority as may be delegated by the Board.

Exhibit C

STOCK AMENDMENT
ARTICLE THIRD OF THE CERTIFICATE OF INCORPORATION
OF
1ST CONSTITUTION BANCORP

                  A. The aggregate number of shares which the Corporation shall have authority to issue is 20,000,000 of which 5,000,000 shares shall be preferred stock without par value (hereinafter called “Preferred Stock”) and 15,000,000 shares shall be common stock without par value (hereinafter called “Common Stock”).

                  B. The Board of Directors shall have authority at any time or from time to time (i) to divide any or all of the Preferred Stock into classes and to divide such classes into series; (ii) to determine for any such class or series its designation, number of shares, relative rights, preferences and limitations; (iii) to increase the number of shares of any such class or series previously determined by it and to decrease such previously determined number of shares to a number not less than that of the shares of such class or series then outstanding; (iv) to change the designation or number of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established class or series no shares of which have been issued; (v) to determine relative rights and preferences which are subordinate to, or equal with, the shares of any other class or series, whether or not such shares of such other class or series are issued and outstanding when such determination is made; and (vi) to cause to be executed and filed without further approval of the shareholders such amendment or amendments to the Certificate of Incorporation as may be required in order to accomplish any of the foregoing. In particular, but without limiting the generality of the foregoing, the Board of Directors shall have authority to determine with respect to any such class or series of Preferred Stock:

(1) The dividend rate or rates on shares of such class or series and any restrictions, limitations or conditions upon the payment of such dividends, and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable;

(2) Whether the shares of such class or series shall be redeemable and, if so, the time or times and the price or prices at which and the other terms and conditions on which the shares may be redeemed.

(3) The rights of the holders of shares of such class or series in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of its assets;

(4) Whether the shares of such class or series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

(5) Whether the shares of such class or series shall be convertible into shares of any other class or classes or of any series of the same or any other class or classes, and if so convertible, the price or prices or the rate or rates of conversion and the method, if any, of adjusting the same, and the other terms and conditions, if any, on which shares shall be so convertible; and

(6) The extent of voting powers, if any, of the shares of such class or series.

                  C. Each share of Common Stock shall be equal to every other share of Common Stock, and, subject to the prior rights of the Preferred Stock, shall be entitled to share equally upon all distributions of earnings and assets of the Corporation. After all accrued dividends on all Preferred Stock having cumulative dividend rights have been declared and paid, or funds set apart for the payment thereof, the holders of Common Stock shall be entitled to receive dividends at such rates and at such times as may be determined by the Board of Directors. Upon the dissolution, liquidation or winding up of the Corporation, or upon any distribution of its capital assets, subject to the prior rights of the Preferred Stock, all the remaining assets of the corporation shall be distributed ratably among the holders of Common Stock.

1ST CONSTITUTION BANCORP
Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 16, 2002

The undersigned hereby appoints Robert F. Mangano and Joseph M. Reardon and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the annual meeting of stockholders of 1st Constitution Bancorp (the “Company”), to be held at the Company’s offices at 2650 Route 130 North, Cranbury, New Jersey, on May 16, 2002, at 3:30 p.m., or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.	/ / For or / / Withhold Authority to vote for the following nominees for election as directors of the Company:

Charles S. Crow, III
Edward D. Knapp
Robert F. Mangano
William M. Rue
Frank E. Walsh, III

(Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.)

2.	Approval of the adoption of an amendment to 1st Constitution Bancorp Certificate of Incorporation to establish a classified Board of Directors.

/ / For or / / Against, or / / Abstain

3.	Approval of the adoption of an amendment to 1st Constitution Bancorp’s Certificate of Incorporation to (a) increase the total number of authorized shares of Common Stock from 10,000,000 to 15,000,000 and (b) authorize up to 5,000,000 shares of “blank check” Preferred Stock.

/ / For or / / Against, or / / Abstain

4.	Ratify selection of KPMG LLP as independent auditor of the Company.

/ / For or / / Against, or / / Abstain

5.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

         The Proxies will vote as specified herein or, if a choice is not specified, they will vote “For” the nominees listed in Item 1 and “For” the proposals set forth in Item 2, 3 and 4.

         This Proxy is solicited by the Board of Directors of the Company.

Date: , 2002

(Signatures)
(Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.)